UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 4, 2007

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     On September 4, 2007, Mindspeed Technologies, Inc. (the “Company”), through its wholly-owned subsidiary, Mindspeed Development Sub, Inc. (the “Buyer”), and Silicon Valley Bank as agent for itself and Gold Hill Lending Group 03, LP (the “Seller”), entered into an Asset Purchase Agreement (the “Agreement”).
     Seller is a secured creditor of Ample Communications, Inc., a Delaware corporation (“Ample”), and holds various of Ample’s assets as collateral. Ample is in default on a loan and security agreement by and among Seller, Ample, Silicon Valley Bank and Gold Hill Lending Group 03, LP, and Seller is foreclosing on its collateral pursuant to the terms of the loan and security agreement and division 9 of California’s Uniform Commercial Code. As part of the foreclosure sale, Seller has agreed to sell certain of Ample’s assets in which Seller has a security interest to Buyer pursuant to the Agreement.
     Pursuant to the terms of the Agreement, Buyer will pay $4.6 million (the “Purchase Price”) for certain of Ample’s assets identified in the Agreement, including intellectual property, inventory, accounts receivable, backlog and certain contract rights. Buyer has deposited the Purchase Price into an escrow account pursuant to the terms of the Agreement to be released to Seller upon closing. Due to the nature of the foreclosure sale, each of Seller and Buyer has made only limited representations and warranties and Seller has made certain disclaimers. The Agreement does not contemplate that Buyer will become obligated to or otherwise succeed in any way to any liability of Ample. Each of Buyer and Seller has certain termination rights under the Agreement. The transaction contemplated in the Agreement is subject to the satisfaction of various closing conditions, including the receipt of certain audited financial statements of Ample. During the time between signing and closing, Buyer has agreed to advance certain funds to Seller solely to enable Seller and its representatives to service and maintain the assets to be purchased, and Seller has agreed to preserve such assets in a commercially reasonable manner. The Company currently anticipates that the transaction will close during the current fiscal quarter.
* * *
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding the Company’s expectations, hopes or intentions regarding the future. Forward-looking statements include (without limitation) statements regarding the pending transaction under the Agreement, the contemplation that Buyer will not become obligated in any way for any of Ample’s liabilities and the timing for completion of the transaction.
     Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In particular, the Company can provide no assurances regarding the pending transaction under the Agreement, including without limitation whether it will be completed when anticipated or at all or whether the Company will become obligated to or succeed to any liability in connection with the transaction. Among the factors that could cause actual results to differ materially include the satisfaction of the conditions to close the pending sale of the Ample assets and the consummation of the transaction. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of our Form 10-K for the fiscal year ended September 30, 2006, on file with the SEC, and in our other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to us as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: September 5, 2007	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Secretary and Treasurer